UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  12/30/2004

Newmont Mining Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-31240

Delaware	84-1611629
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1700 Lincoln Street
Denver, Colorado 80203
(Address of Principal Executive Offices, Including Zip Code)

303-863-7414
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.02.    Termination of a Material Definitive Agreement

On December 30, 2004, Newmont Mining Corporation (the "Company") entered into Amendment No. 1, dated as of December 20, 2004, to the Rights Agreement (the "Rights Agreement"), dated as of February 13, 2003, between the Company and Mellon Investor Services LLC, as rights agent, accelerating the final expiration date of the outstanding rights to purchase shares of the Company's Series A Junior Participating Preferred Stock (the "Rights") from February 12, 2012 to December 31, 2004. As a result of this amendment, the Company's outstanding Rights expired at the close of business on December 31, 2004 and the shareholder rights plan pursuant to which the Rights had been issued is of no further force or effect. A copy of the amendment to the Rights Agreement is attached as Exhibit 10.1 to this Current Report.

Item 3.03.    Material Modifications to Rights of Security Holders

As a result of the amendment of the Rights Agreement described in Item 1.02 above, the Company's outstanding Rights expired at the close of business on December 31, 2004 and the shareholder rights plan pursuant to which the Rights had been issued is of no further force or effect.

Item 9.01.    Financial Statements and Exhibits

10.1        Amendment No. 1 to Rights Agreement dated as of December 20, 2004.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Newmont Mining Corporation

Date: January 05, 2005.	By:	/s/ Britt D. Banks
Britt D. Banks
Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-10.1	Amendment No. 1 To Rights Agreement dated as of December 20, 2004